Exhibit 5.1

June 8, 2020

Denny’s Corporation
203 East Main Street
Spartanburg, South Carolina 29319-0001

Re:          Denny’s Corporation – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Denny’s Corporation, a Delaware corporation (the “Company”), in connection with the filing of a shelf registration statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the proposed offer and sale by the Company from time to time, in one or more offerings, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as shall be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”) of up to $200,000,000 of securities, which may include any or all of the following: (i) shares of common stock, par value $0.01 per share, of the Company (“Common Stock”); (ii) shares of preferred stock, par value $0.10 per share, of the Company (“Preferred Stock”); and (iii) warrants to purchase shares of Common Stock or shares of Preferred Stock (the “Warrants”).   The Common Stock, Preferred Stock, and Warrants are collectively referred to herein as the “Securities.”

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Restated Certificate of Incorporation of the Company, as amended (the “Certificate of Incorporation”), and the Amended and Restated By-laws of the Company (the “By-Laws”), certain resolutions of the Company’s Board of Directors relating to the Registration Statement and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. With respect to matters of fact relevant to our opinions as set forth below, we have relied upon certificates of officers of the Company, representations made by the Company in documents examined by us and representations of officers of the Company. We also have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary for the purposes of our opinions set forth below.

For the purpose of the opinions set forth below, we have also assumed, without independent investigation or verification, that:

•
the issuance, sale, number or amount, as the case may be, and terms of Securities to be offered from time to time will be duly authorized and established by the authorizing resolutions of the Board of Directors of the Company, in accordance with the Certificate of Incorporation and the By-Laws and applicable Delaware law (each, a “Corporate Action”), and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

Denny’s Corporation
June 8, 2020

•
prior to the issuance of shares of one or more series of Preferred Stock, an appropriate certificate of designation relating to each such series of Preferred Stock will have been duly authorized by Corporate Action and filed with the Secretary of State of the State of Delaware;

•
any Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”) between the Company and either the purchaser(s) of such warrant or a financial institution identified in the Warrant Agreement as a warrant agent (each, a “Warrant Agent”); and that the execution, delivery and performance of the applicable Warrant Agreement will be duly authorized by Corporate Action, and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

•
to the extent that the obligations of the Company under any Warrant Agreement may depend upon such matters, each of the parties thereto, other than the Company, will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and will be duly qualified to engage in the activities contemplated by such Warrant Agreement; that such Warrant Agreement will have been duly authorized, executed and delivered by such party and will constitute the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms; that such party will be in compliance, generally and with respect to acting as a party with respect to its obligations under such Warrant Agreement, with all applicable laws and regulations; and that such party will have the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement;

•
the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and such effectiveness shall not have been terminated or rescinded and will comply with all applicable federal and state laws at the time the Securities are offered and issued as contemplated by the Registration Statement;

•
a Prospectus Supplement will have been prepared, delivered (including without limitation through compliance with Rule 172 of the General Rules and Regulations promulgated under the Act) and filed with the Commission describing the Securities or offered thereby and will comply with all applicable laws at the time the Securities are offered and issued as contemplated by the Registration Statement;

•	all Securities will be issued and sold in compliance with applicable federal and state securities laws; and

•
a definitive purchase, underwriting or similar agreement (each, a “Definitive Agreement”) with respect to any Securities offered and issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

Denny’s Corporation
June 8, 2020

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.          Upon due authorization by Corporate Action of the issuance and sale of shares of Common Stock and upon issuance and delivery of such shares of Common Stock against payment of consideration for such shares (in an amount at least equal to the aggregate par value of such shares of Common Stock) in accordance with the terms and provisions of the applicable Definitive Agreements and the terms of the Corporate Action, and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action, and as contemplated by the Registration Statement and the applicable Prospectus Supplement (which shall, in each case, provide for payment of consideration that shall be at least equal to the aggregate par value of such shares of Common Stock), such shares of Common Stock will be validly issued, fully paid and nonassessable.

2.          Upon due authorization by Corporate Action of the issuance and sale of shares of a series of Preferred Stock and upon issuance and delivery of such shares of Preferred Stock against payment of consideration for such shares (in an amount at least equal to the aggregate par value of such shares of Preferred Stock) in accordance with the terms and provisions of applicable Definitive Agreements and the terms of the Corporate Action, and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement (which shall, in either case, provide for payment of consideration at least equal to the aggregate par value of such shares of Preferred Stock), such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

3.          When a Warrant Agreement providing for the specific terms of a particular issuance of Warrants has been duly authorized by Corporate Action and has been duly executed and delivered by the Company and the Warrant Agent named in such Warrant Agreement and such Warrants, conforming to the requirements of such Warrant Agreement, have been duly countersigned or authenticated, as required, by such Warrant Agent and duly executed and delivered by the Company against payment for such Warrants in accordance with the terms and provisions of such Warrant Agreement and applicable Definitive Agreements and the terms of the Corporate Action, and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Warrants will be valid and binding obligations of the Company.

The foregoing opinions are limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America and we express no opinion with respect to the laws of any other state or jurisdiction. Although the Securities may be issued from time to time on a delayed or continuous basis, the opinions expressed herein are limited to the laws, including rules and regulations, as in effect on the date hereof.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP